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Exhibit 5.4

Consent of Sproule Associates Limited and Sproule International Limited

LETTER OF CONSENT

TO:    Suncor Energy Inc.
           The Securities and Exchange Commission

Re:    Suncor Energy Inc.

Dear Sirs,

        We refer to the following reports (the "Reports") prepared by Sproule Associates Limited and Sproule International Limited:

  •
  Evaluation of the P&NG Reserves of Suncor Energy Inc. in the Newfoundland Offshore Areas dated February 23, 2018;

  •
  Evaluation of the P&NG Reserves of Suncor Energy Inc. in the North America Onshore Properties dated February 23, 2018;

  •
  Evaluation of the P&NG Reserves of Suncor Energy Inc., Norway dated February 23, 2018; and

  •
  Evaluation of the P&NG Reserves of Suncor Energy Inc., UK Properties dated February 23, 2018,

which provide our reports on proved and probable reserves evaluations pursuant to Canadian disclosure requirements of Suncor Energy Inc.'s Canadian onshore and offshore conventional assets and international operations that were evaluated as at December 31, 2017.

        We hereby consent to being named in, and to the use of, or reference to, excerpts and information derived from the said Reports by Suncor Energy Inc. in its Registration Statement on Form F-10, dated as of May 31, 2018 (the "Registration Statement"), and any amendments thereto. We hereby also consent to the reference to our firm under the heading "Experts".

Yours truly,

SPROULE ASSOCIATES LIMITED
SPROULE INTERNATIONAL LIMITED

/s/ CAMERON P. SIX
Name: Cameron P. Six, P. Eng.
Title: President and CEO

Calgary, Alberta
May 31, 2018

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  Exhibit 5.4
Consent of Sproule Associates Limited and Sproule International Limited
LETTER OF CONSENT